As filed with the Securities and Exchange Commission on November 13, 2001.    Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation or Organization)	77-0223740 (I.R.S. Employer Identification No.)

26632 Towne Centre Drive, Suite 320
Foothill Ranch, California 92610
(714) 649-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stock Option Plan
1996 Employee Stock Purchase Plan
(Full title of the plans)

J. Stephen Wilkins
Vice President and Chief Financial Officer
CardioGenesis Corporation
26632 Towne Centre Drive
Suite 320
Foothill Ranch, California 92610
(714) 649-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
ROBERT K. MONTGOMERY, ESQ.
LAURENCE A. DENNY, ESQ.
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
(310) 552-8500

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title of Securities	Amount	Offering Price per	Aggregate	of Registration
to be Registered	to be Registered(1)	Share(2)	Offering Price(2)	Fee(3)

Common Stock, no par value	800,000	$1.27 per share	$1,016,000	$254.00

(1)	In addition to the number of shares of Common Stock, no par value, stated above, options and other rights to purchase or acquire the shares of Common Stock under the above-referenced plans and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plans.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Rule 457(h) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 8, 2001 which was $1.27.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by CardioGenesis Corporation (formerly, Eclipse Surgical Technologies, Inc.) (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are by this reference incorporated in and made a part of this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000;

(b)	Registrant’s Quarterly Reports on Form 10-Q, as amended, for the quarters ending March 30, 2001, June 30, 2001 and September 30, 2001;

(c)	Registrant’s Definitive Proxy Statement filed with the Commission on May 14, 2001;

(d)	Registration Statement No. 333-82755 on Form S-8 as filed on July 13, 1999 relating to Registrant’s Stock Option Plan, 1996 Employee Stock Purchase Plan and Director Stock Option Plan; and,

(e)	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated April 19, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 204 of the General Corporation Law of the State of California (“California Law”) authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors’ “duty of care.” Following a California corporation’s adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors’ liability for violations of the federal securities laws.

     Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation’s articles of incorporation.

     Article IV of the Registrant’s Restated Articles of Incorporation and Article VI of the Registrant’s Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by California Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
Number	Description

4.1	Stock Option Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1, file number 333-03770 and incorporated herein by reference)
4.2	1996 Employee Stock Purchase Plan (filed as Exhibit 10.4 to the Registration Statement on Form S-1, file number 333-03770 and incorporated herein by reference)
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)

ITEM 9. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on the 13th day of November, 2001.

CARDIOGENESIS CORPORATION

By:	/s/ J. Stephen Wilkins

J. Stephen Wilkins Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Quinn and J. Stephen Wilkins his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Michael J. Quinn Michael J. Quinn	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	November 13, 2001

/s/ J. Stephen Wilkins J. Stephen Wilkins	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2001

/s/ Jack M. Gill, Ph.D. Jack M. Gill, Ph.D.	Director	November 13, 2001

/s/ Joseph R. Kletzel II Joseph R. Kletzel II	Director	November 13, 2001

/s/ Robert L. Mortensen Robert L. Mortensen	Director	November 13, 2001

/s/ Robert C. Strauss Robert C. Strauss	Director	November 13, 2001

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Stock Option Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1, file number 333-03770 and incorporated herein by reference)
4.2	1996 Employee Stock Purchase Plan (filed as Exhibit 10.4 to the Registration Statement on Form S-1, file number 333-03770 and incorporated herein by reference)
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)